UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WAshington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
           Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 24, 2000



                      FIRST AMERICAN HEALTH CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)


      Arizona                          0-15207                  86-0418406
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation or organization)      File No.)             Identification No.)


7776 South Pointe Parkway West, Suite 150, Phoenix, Arizona       85044-5424
         (Address of principal executive offices)                 (Zip Code)


                                 (602) 414-0300
              (Registrant"s telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On July 24, 2000, the Registrant was informed by its independent auditors, KPMG LLP ("KPMG") of KPMG's resignation, effective that date.

     The reports of KPMG on the financial statements of the Registrant for each of the two fiscal years in the period ended July 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the financial statements for the year ended July 31, 1999 were restated with respect to an unrecorded claims reserve of $261,000, a tax credit of $109,000 and adjustments further reducing general expenses by $171,000. In addition, $146,000 of costs were identified that do not qualify for deferral. All of these adjustments were included in the financial statements of the Registrant for the fiscal quarter ended April 30, 2000 ("3rd Quarter") and in amendments to the report on Form 10-KSB for the fiscal year ended July 31, 1999 ("FY 1999") and the reports on Form 10-QSB for the fiscal quarters ended October 31, 1999 ("1st Quarter") and January 31, 2000 ("2nd Quarter").

     In the opinion of management of the Registrant, the financial statements contained in the Registrant's report on Form 10-QSB for the 3rd Quarter appropriately reflect all business transactions and all adjustments necessary for a fair presentation of the financial position and the results of operations of the Registrant for the periods presented.

     After the 10-QSB for the 1st Quarter was filed, KPMG informed Registrant's then chief executive officer ("CEO") and then chief financial officer ("CFO") that the Registrant's financial statements for FY 1999 would need to be adjusted. KPMG had recently completed a separate audit of the Registrant's insurance company subsidiary and had identified certain items they determined should be revised. Not having received a description of these adjustments by the time the report on Form 10-QSB for the 2nd Quarter was due and believing that any such adjustments would not be material to the income statements for the 2nd Quarter, the CFO caused the Registrant to file the Form 10-QSB for the 2nd Quarter in March.

     On March 30, 2000, KPMG provided the Registrant with the proposed changes. This information was reported to the Registrant's Executive and Audit Committees on March 31, 2000. The Chairman and the current CEO agreed with KPMG that, if there had been a material understatement of reserves for unrecorded claims relating to the Registrant's insurance activity, these should be properly restated. However, they questioned the need to reopen a number of other less significant issues that had been passed in prior years.

     From that point until the filing of the report on Form 10-QSB for the 3rd Quarter, which was filed, after an extension, on June 20, 2000, the Registrant and KPMG worked to determine the appropriate method of computing reserves for unrecorded claims and the need to restate other items in the Registrant's financial statements for FY 1999 and possibly in prior years.

     The amendments to reports on Form 10-KSB for FY 1999 and on Form 10-QSB for the 1st and 2nd Quarters were filed immediately prior to the report on Form 10-QSB for the 3rd Quarter. Shortly thereafter, KPMG notified the Registrant that it was considering resigning as auditor but did not formally notify the Registrant of its decision in that regard until July 24, 2000. In the meantime, the Registrant has been interviewing other auditors but has not engaged a successor at this time.

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
     The Registrant has authorized KPMG to respond fully to the inquiries of the Registrant's successor accountant once one has been engaged and has requested that KPMG provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that the Registrant can file such letter with the SEC within ten business days after the filing of this report.

     In connection with the audits of the two fiscal years ended July 31, 1999, and the subsequent interim period through July 24, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

          None.

     (b)  Pro Forma Financial Information

          None.

     (c)  Exhibits

          16.1  Letter from KPMG dated July 31, 2000.
          16.2  Letter re: change in Certifying Accountant
                [to be filed by amendment]

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 31, 2000.

                                    FIRST AMERICAN HEALTH CONCEPTS, INC.


                                    By: /s/ James D. Hyman
                                       ---------------------------------
                                       James D. Hyman, President

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